Exhibit 10.14

THE SECURITIES EVIDENCED BY THIS WARRANT ARE RESTRICTED SECURITIES AND MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND ALL APPLICABLE STATE SECURITIES LAWS.

WARRANT NO. CS-05	Date: March 21, 2007

WARRANT TO PURCHASE COMMON STOCK

AutoGenomics, Inc., a California corporation (the “Company”), hereby certifies that AR Properties is entitled to purchase, on the terms and conditions contained herein, 150,000 shares (the “Warrant Shares”) of the fully paid, validly issued and nonassessable Common Stock of the Company (the “Common Stock”), at an initial exercise price of $0.50 per Warrant Share (the “Exercise Price”). The number of Warrant Shares and the Exercise Price are subject to adjustment as provided in Section 2 below.

This Warrant is subject to the following terms and conditions:

1. Exercisability and Exercise.

1.1 Method of Exercise. This Warrant may be exercised in whole at the option of the Holder at any time and from time to time from the date hereof through and including the fifth (5) year anniversary of the date hereof (the “Exercise Period”), by delivering to the Company payment of the aggregate Exercise Price for the shares being purchased by check or wire transfer, together with an executed Notice of Exercise in the form attached hereto.

1.2 Effectiveness of Exercise; Procedure. The exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which the Holder delivers the Notice of Exercise to the Company together with payment of the Exercise Price and satisfies all of the requirements of this Section 1. Upon such exercise, the Holder will be deemed a shareholder of record of the Warrant Shares with all rights of a shareholder (including, without limitation, all voting rights with respect to such Warrant Shares and all rights to receive any dividends with respect to such Warrant Shares). In the event of any exercise of the rights represented by this Warrant, certificates for the shares of Common Stock so purchased shall be delivered to the Holder within a reasonable time. The Company shall not be required to issue fractional shares upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Holder shall be entitled, at its option, to receive either (a) a cash payment equal to the excess of the fair market value, as determined by the Board of Directors of the Company in good faith, for such fractional share above the Exercise Price for such fractional share (as mutually determined by the Company and the Holder) or (b) a whole share if the Holder tenders the Exercise Price for one whole share.

2. Adjustments.

2.1 Reorganizations, Mergers, Recapitalizations and Reclassifications. If, at any time after the date of this Warrant, (i) the outstanding shares of capital stock issuable upon exercise of this Warrant are changed into, or exchanged for, a different number or kind of shares or securities of the Company through a reorganization, merger, recapitalization or reclassification, or (ii) the number of outstanding shares of such capital stock is changed through a stock split, stock dividend, stock consolidation or similar capital adjustment, an appropriate adjustment shall be made by the Board, if necessary, in the Exercise Price and in the number or kind of shares into which this Warrant is exercisable. In making such adjustments, or in determining that no such adjustments are necessary, the Board may rely upon the advice of counsel and accountants to the Company.

2.2 Notice of Adjustment. Upon the occurrence of each adjustment or readjustment of the Exercise Price or the number and kind of securities into which this Warrant is exercisable, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property for which this Warrant shall be exercisable and the Exercise Price) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder, furnish or cause to be furnished to the Holder a certificate setting forth (i) the Exercise Price then in effect and (ii) the number and kind of shares of capital stock and the amount, if any, of other securities, cash or property which then would be received upon the exercise of this Warrant.

3. Reservation of Stock. The Company shall at all times have authorized, and reserved for the purpose of the issue upon exercise of this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of this Warrant.

4. Exchange of Warrant. Upon the surrender by the Holder, properly endorsed, to the Company at the principal office of the Company, the Company will issue and deliver to or upon the order of such Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of the Holder or as the Holder may direct, without charge for any issuance or transfer tax or other cost incurred by the Company, calling in the aggregate on the face or faces thereof for the number of shares of capital stock (or other securities, cash and/or property) then issuable upon exercise of this Warrant. The Company will at no time close its transfer books against the transfer of the Warrant Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

5. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not the Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

6. Transfer of Warrant. This Warrant and all rights hereunder are transferable, in whole, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit II hereto) at the principal office of the Company.

7. Miscellaneous.

7.1 Expiration. This Warrant shall expire at the close of business on the date which is five (5) years from the date hereof.

7.2 Restrictive Legend. This Warrant, any Warrant issued upon transfer of this Warrant and the shares of Common Stock issued upon exercise of this Warrant shall be imprinted with substantially the following legend, in addition to any legends required under applicable state securities laws:

“THE SECURITIES EVIDENCED BY THIS WARRANT / CERTIFICATE ARE RESTRICTED SECURITIES AND MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND ALL APPLICABLE STATE SECURITIES LAWS.”

7.3 No Voting Rights. Nothing contained in this Warrant shall be construed as conferring upon Holder by virtue of holding this Warrant (i) the right to vote or to consent as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matter, (ii) the right to receive dividends or (iii) any other rights as a shareholder of the Company.

7.4 Compliance with Securities Laws. Holder agrees to exercise this Warrant in compliance with all applicable federal and state securities laws and agrees to cooperate with the Company in taking any and all action which may be deemed necessary or desirable to ensure such compliance, including, without limitation, the execution and delivery of one or more documents as requested by the Company representing as to certain matters and acknowledging the restricted nature of the Common Stock to be issued.

7.5 Modification And Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement is sought.

7.6 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday or a Sunday or a legal holiday.

7.7 Successors and Assigns. This Warrant shall be binding upon any successors or assigns of the Company.

[ Signature Page to Warrant to Purchase Common Stock ]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and issued by its duly authorized representative on the date first above written.

AUTOGENOMICS, INC.

By:	/s/ Fareed Kureshy
Fareed Kureshy,
Its President and CEO

Schedule to Exhibit 10.14

The following common stock warrants are substantially identical in all material respects to the representative warrant to which this schedule is attached and which is filed as an exhibit to AutoGenomics, Inc.’s registration statement on Form S-1 (the “Registration Statement”), except as to the parties thereto, dates of issuance, number of warrant shares, exercise prices, vesting periods and expiration dates set forth below. These other common stock warrants are not being filed with the Registration Statement, pursuant to Instruction 2 to Item 601 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Number	Holder	Date of Issuance	Warrant Shares	Exercise Price (per share)	Expiration Date
CS-06	GenoMatrix India	May 5, 2008	50,000	$0.60	May 6, 2013
	Dennis Repp	January 15, 2010	100,000	$2.74	January 16, 2015
201010-001	Michael J. Kiley	October 1, 2010	30,000	$2.01	September 30, 2015
CS-07	William Davidson	August 3, 2011	70,000	$1.73	August 3, 2016
CS-08	Thomas Testman	August 3, 2011	10,000	$1.73	August 3, 2016
CS-09	Laurence M. Demers	August 3, 2011	10,000	$1.73	August 3, 2016
CS-10	Dennis Repp	August 3, 2011	10,000	$1.73	August 3, 2016
CS-11	Yasemin Dalli	October 31, 2011	75,000	$0.25	October 31, 2014
CS-12	Stephen Allison	May 17, 2012	10,000	$1.73	May 17, 2017
CS-13	Laurence M. Demers	May 17, 2012	10,000	$1.73	May 17, 2017
CS-14	William Davidson	May 17, 2012	10,000	$1.73	May 17, 2017